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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) of Belden Inc. pertaining to the Belden Inc. 2003 Employee Stock Purchase Plan of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of Belden Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP
St. Louis, Missouri
September 25, 2003